UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2016

PACE HOLDINGS CORP.

(Exact Name of Registrant as specified in its charter)

Cayman Islands	001-37551	98-1247187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 533-6642

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2016, Pace Holdings Corp., a Cayman Islands exempted company (“Pace”), Playa Hotels & Resorts B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Playa”), Porto Holdco B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Holdco”), and New PACE Holdings Corp., a Cayman Islands exempted company (“New Pace”), entered into a Transaction Agreement (as it may be amended from time to time, the “Transaction Agreement”).

Pursuant to the Transaction Agreement, among other things, (i) Pace will enter into a warrant agreement with TPACE Sponsor Corp., a Cayman Islands exempted company and the sponsor of Pace (“Pace Sponsor”), pursuant to which it will issue certain warrants to acquire Class A ordinary shares, par value $0.0001 per share, of Pace (the “Pace Class A Shares”), which warrants will be exchanged for certain warrants to acquire Class A ordinary shares, par value $0.0001 per share, of New Pace (the “New Pace Class A Shares”) pursuant to the Pace Merger (as defined below), which warrants will, immediately after the Pace Merger and prior to the Playa Merger, be exchanged for certain warrants to acquire ordinary shares, par value € 0.10 per share, of Holdco (“Holdco Shares”), in each case, upon the occurrence of the Trigger Event (as defined below) (the “Sponsor Earnout Warrants”); (ii) Pace will enter into certain securities purchase agreements (the “Securities Purchase Agreements”) with the holders of Playa’s preferred shares (the “Playa Preferred Shareholders”); (iii) Pace Sponsor entered into a letter agreement (the “Sponsor Letter Agreement”) pursuant to which it agreed to cancel 3,750,000 Class F ordinary shares, par value $0.0001 per share, of Pace (the “Class F Shares”) and 7,333,333 Founder Warrants (as defined below); (iv) Pace Sponsor and the other holders of Class F Shares entered a waiver agreement pursuant to which such holders agreed to waive any adjustment to the conversion ratio set forth in Pace’s Articles of Association resulting from the Private Placement (as defined below); (v) Pace will merge with and into New Pace, with New Pace being the surviving company in such merger (the “Pace Merger”); (vi) Holdco, as Pace’s successor under the Securities Purchase Agreements with the Playa Preferred Shareholders following the consummation of the Pace Merger, will acquire all of Playa’s preferred shares from the Playa Preferred Shareholders (the “Playa Preferred Share Acquisition”); and (vii) Playa will merge with and into Holdco, with Holdco being the surviving company in such merger (the “Playa Merger” and, together with the other transactions contemplated by the Transaction Agreement, the “Business Combination”). The effect of the foregoing would replicate the economics of a merger of Pace and Playa, and result in Holdco becoming the ultimate parent company to New Pace (following the Playa Merger) and Playa’s direct and indirect subsidiaries.

The Transaction Agreement and the Business Combination were unanimously approved by the Board of Directors of Pace (the “Pace Board”) on December 12, 2016.

Private Placement

As previously reported on Pace’s Current Report on Form 8-K dated December 13, 2016, on such date, Pace entered into subscription agreements with the investors named therein, including members of Pace management and its affiliates (the “Private Placement Investors”), pursuant to which Pace agreed to issue and sell to the Private Placement Investors approximately $50 million in Pace Class A Shares immediately prior to the Pace Merger (the “Private Placement”). The Private Placement is conditioned on the substantially concurrent closing of the Business Combination and other customary closing conditions. The proceeds from the Private Placement will be used to fund a portion of the cash consideration for the Business Combination.

The Transaction Agreement

Consideration to Pace Shareholders and Pace Warrant Holders in the Business Combination

Subject to the terms and conditions of the Transaction Agreement, the consideration to be paid to the Pace shareholders in connection with the Business Combination will consist of: (i) Holdco Shares; (ii) warrants to acquire Holdco Shares on substantially equivalent terms and conditions as set forth in the New Pace Founder Warrants (as defined below) (the “Holdco Founder Warrants”); and (iii) warrants to acquire Holdco Shares on substantially equivalent terms and conditions as set forth in the New Pace Public Warrants (as defined below) (the “Holdco Public Warrants”). The number of Holdco Shares, Holdco Founder Warrants and Holdco Public Warrants to be received by the Pace shareholders will be determined as follows:

•	at the effective time of the Pace Merger, each Pace Class A Share will be converted into the right to receive one validly issued, fully paid and non-assessable New Pace Class A Share, which, immediately after the Pace Merger and prior to the consummation of the Playa Merger, will be exchanged for one validly issued, fully paid and non-assessable Holdco Share;

•	at the effective time of the Pace Merger, each Class F Share will be converted into the right to receive one validly issued, fully paid and non-assessable Class F ordinary share, par value $0.0001 per share, of New Pace (the “New Pace Class F Shares”), which, immediately after the Pace Merger and prior to the consummation of the Playa Merger, will be exchanged for one validly issued, fully paid and non-assessable Holdco Share;

•	at the effective time of the Pace Merger, each warrant issued to Pace Sponsor prior to Pace’s initial public offering, each of which is exercisable for one-third of one Pace Class A Share (the “Founder Warrants”), will (after taking into account the cancellation of Founder Warrants contemplated by the Sponsor Letter Agreement) be cancelled in exchange for one warrant to acquire New Pace Class A Shares on substantially equivalent terms and conditions as set forth in the Founder Warrants (the “New Pace Founder Warrants”), which will, immediately after the Pace Merger and prior to the Playa Merger, be exchanged for a Holdco Founder Warrant on substantially equivalent terms and conditions; and

•	at the effective time of the Pace Merger, each Pace public warrant will be cancelled in exchange for one warrant to acquire New Pace Class A Shares on substantially equivalent terms and conditions as set forth in the public warrants (the “New Pace Public Warrants”), which will, immediately after the Pace Merger and prior to the Playa Merger, be exchanged for a Holdco Public Warrant on substantially equivalent terms and conditions.

In addition, as noted above prior to the Pace Merger, Pace Sponsor will receive the Sponsor Earnout Warrants pursuant to which it will have the right to acquire 2,000,000 Pace Class A Shares in the event that the price per share underlying the warrants on the NASDAQ Capital Market (the “NASDAQ”) is greater than $13.00 for a period of more than 20 days out of 30 consecutive trading days after the closing date of the Business Combination but within five years after the closing date of the Business Combination (the “Trigger Event”). At the effective time of the Pace Merger, each Sponsor Earnout Warrant will be cancelled in exchange for one warrant to acquire New Pace Class A Shares on substantially equivalent terms and conditions as set forth in the Sponsor Earnout Warrants, which will, immediately after the Pace Merger and prior to the Playa Merger, be exchanged for a Holdco warrant (the “Sponsor Holdco Earnout Warrants”) on substantially equivalent terms and conditions.

Consideration Payable to Playa Shareholders in the Business Combination

Subject to the terms and conditions of the Transaction Agreement, the consideration to be paid to the Playa Preferred Shareholders in connection with the Playa Preferred Share Acquisition will be an aggregate amount equal to $8.40 for each outstanding Playa Preferred Share plus the amount of any accrued but unpaid dividends thereon, subject to, in the case of the acquisition of Playa Preferred Shares from HI Holdings Playa B.V., an adjustment if any of the Playa Preferred Shares are converted into ordinary shares, par value $0.01 per share, of Playa (the “Playa Common Shares”) following the date of the Transaction Agreement in accordance with the terms and conditions of the Securities Purchase Agreement entered into with HI Holdings Playa B.V. (the “Hyatt Preferred Share Adjustment”).

Subject to the terms and conditions of the Transaction Agreement, the consideration to be paid to the holders of Playa Common Shares (the “Playa Common Shareholders”) in connection with the Playa Merger will consist of: (i) Holdco Shares; (ii) 7,333,333 Holdco Founder Warrants; and (iii) warrants to acquire 1,000,000 Holdco Shares upon the occurrence of the Trigger Event (the “Playa Earnout Warrants”). The aggregate number of Holdco Shares to be received by the Playa Common Shareholders will be calculated based upon an enterprise value of Playa equal to $1,753 million, subject to the adjustments set forth in further detail in the Transaction Agreement. Each Playa Shareholder will receive its pro rata portion of the number of Holdco Founder Warrants to be issued to the Playa Common Shareholders and its pro rata portion of the Playa Earnout Warrants to be issued to the Playa Common Shareholders.

Listing of Holdco Shares and Percentage Ownership of Holdco

The Holdco Shares and Holdco Public Warrants are expected to be listed on the NASDAQ Capital Market upon consummation of the Business Combination.

Assuming that none of the shareholders of Pace elect to have their Pace Class A Shares redeemed by Pace, it is anticipated that, upon completion of the Business Combination: (i) Pace’s public shareholders (other than the Private Placement Investors) will own approximately 41.9% of the equity interests in Holdco; (ii) the Private Placement Investors will own approximately 4.8% of the equity interests in Holdco (such that Pace’s public shareholders, including the Private Placement Investors, will collectively own approximately 46.7% of the equity interests in Holdco); (iii) Pace Sponsor and Mr. Chad Leat, Mr. Robert Suss, Mr. Paul Walsh and Mr. Kneeland Youngblood, Pace’s independent directors, will own approximately 7.0% of the equity interests in Holdco, after giving effect to the surrender of approximately 3,750,000 Class F Shares held by Pace Sponsor; and (iv) Playa Common Shareholders will own approximately 46.3% of the equity interests in Holdco.

Governance

Holdco will have a single-tier board (the “Holdco Board”) that will consist of ten directors: one executive director and nine non-executive directors. Subject to the terms and conditions of a Shareholder Agreement to be entered into at or prior to the closing of the Transactions, one director will be the Chief Executive Officer, three directors will be designated by the Holdco Board in accordance with Holdco’s Articles of Association, three directors will be designated by Pace Sponsor, two directors will be designated by affiliates of Farallon Capital Management, L.L.C. (“Farallon”) and one director will be designated by HI Holdings Playa B.V. or one of its affiliates (“Hyatt”). Mr. Bruce D. Wardinski will be the initial appointee to the Chief Executive Officer director position, and the three directors designated by the Holdco Board in accordance with Holdco’s Articles of Association will be Mr. Hal Stanley Jones, Mr. Arturo Sarukhan and Ms. Elizabeth Lieberman. The three directors designated by Pace will be Mr. Karl Peterson, Mr. Tom Klein and Mr. Paul Hackwell. The two directors designated by Farallon will be Mr. Stephen L. Milham and Mr. Daniel J. Hirsch. The director designated by Hyatt will be Mr. Stephen G. Haggerty. Each member of the Holdco Board will be elected to serve for a term of one year following the binding nomination of the Holdco Board. Each of the Holdco directors, other than Mr. Wardinski, the Chairman and Chief Executive Officer, will serve as non-executive directors of the Holdco Board. In addition, Ms. Lieberman will serve as the Lead Independent Director on the Holdco Board. Each of the Holdco directors will serve until his or her successor is appointed or, if earlier, upon such director’s resignation, removal or death.

Mr. Wardinski, the current Chairman and Chief Executive Officer of Playa, Mr. Alexander Stadlin, the Chief Operating Officer of Playa, Mr. Larry Harvey, the Chief Financial Officer of Playa, and Mr. Kevin Froemming, the Chief Marketing Officer of Playa, will serve as Holdco’s executive officers upon consummation of the Business Combination.

Conditions to Consummation of the Business Combination

The consummation of the Transactions is subject to customary closing conditions, including approval by Pace’s shareholders, approval by the Playa Common Shareholders and approval from the Mexican Antitrust Commission (Comisión Federal de Competencia Económica). In addition, consummation of the Transactions is subject to the availability of at least $375 million from Pace’s trust account and the Private Placement (net of the aggregate amount of cash required to satisfy any exercise by Pace shareholders of their right to have Pace redeem their Class A Shares in connection with a Business Combination (as such term is defined in Pace’s articles of association) and subject to adjustment by up to $50 million to an amount no less than $325 million in connection with the Hyatt Preferred Share Adjustment).

Representations, Warranties and Covenants

The parties to the Transaction Agreement have made representations, warranties and covenants that are customary for transactions of this nature. The representations and warranties in the Transaction Agreement or in any instrument delivered pursuant to the Transaction Agreement will terminate and be of no further force and effect as of the effective time of the Playa Merger and any liability for breach or violation thereof will terminate absolutely.

Termination

The Transaction Agreement may be terminated at any time prior to the effective time of the Pace Merger (whether before or after the required Pace shareholder approval has been obtained) by mutual written consent of the Playa and Pace and in certain other circumstances, including if the Business Combination has not been consummated by March 31, 2017 (as that date may be extended pursuant to the terms of the Transaction Agreement) and the delay in closing beyond such date is not due to the breach of the Transaction Agreement by the party seeking to terminate. The parties will be entitled to have their expenses reimbursed up to a cap of $3.75 million with respect to each of Playa and Pace in the event that the Transaction Agreement is terminated in certain circumstances.

The foregoing description of the Transaction Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Transaction Agreement and any related agreements. The Transaction Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Transaction Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Pace or any other party to the Transaction Agreement. In particular, the representations, warranties, covenants and agreements contained in the Transaction Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Transaction Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Transaction Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Transaction Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in Pace’s public disclosures.

Shareholder Agreement and Registrations Rights Agreement

As contemplated by the Transaction Agreement, the parties will enter into a Shareholder Agreement and a Registration Rights Agreement at or prior to the closing of the Business Combination.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated by reference herein. The Holdco Founder Warrants to be issued to Pace Sponsor and the Playa Common Shareholders and the Holdco Shares to be issued to Pace Sponsor, the Private Placement Investors and the Playa Common Shareholders in connection with the Transaction Agreement and the Business Combination will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Additional Information and Where to Find It

Pace and Playa intend to cause Holdco to file with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 (the “Registration Statement”), which will include a proxy statement/prospectus with respect to Holdco’s securities to be issued in connection with the proposed Business Combination between Pace and Playa. The definitive Registration Statement will contain important information about the proposed Business Combination and related matters. PACE SHAREHOLDERS ARE URGED AND ADVISED TO READ THE REGISTRATION STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The Registration Statement and other relevant materials (when they become available) and any other documents filed by Pace, Holdco or Playa with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, shareholders will be able to obtain free copies of the Registration Statement by directing a request to: Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: Pace@tpg.com, Attn: Mr. Clive D. Bode.

Participants in the Solicitation

Pace, Playa, Holdco and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Pace’s shareholders in connection with the proposed Business Combination. Information about Pace’s directors and executive officers is set forth in Pace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on January 26, 2016. These documents are available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to: Pace Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: Pace@tpg.com, Attn: Mr. Clive D. Bode. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Pace stockholders in connection with the proposed Business Combination will be set forth in the Registration Statement for the proposed Business Combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Business Combination will be included in the Registration Statement that Pace and Playa intend to cause Holdco to file with the SEC.

Forward Looking Statements

This Current Report includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements include projected financial information. Such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Pace, Playa or the combined company after completion of any proposed Business Combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the inability to complete the transactions contemplated by the proposed Business Combination; (2) the inability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably; (3) the ability to meet NASDAQ’s listing standards following the consummation of the transactions contemplated by the proposed Business Combination; (4) costs related to the proposed Business Combination; (5) changes in applicable laws or regulations; (6) the possibility that Playa or Pace may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties indicated from time to time in the final prospectus of Pace, including those under “Risk Factors” therein, and other documents filed or to be filed with the Securities and Exchange Commission by Pace. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Pace and Playa undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and applicable regulations in the Netherlands and Cayman Islands.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pace Holdings Corp.

By:	/s/ Karl Peterson
Name:	Karl Peterson
Title:	President and Chief Executive Officer

Date: December 15, 2016